Exhibit 21

SUBSIDIARIES OF THE COMPANY

Aconcagua Distribuciones SRL	Argentina
Auto-C, LLC	Delaware
B+ Equipment SAS	France
Beacon Holdings, LLC	Delaware
Blue Dot Packaging Pty Ltd.	Australia
BluPack (New Zealand)	New Zealand
Ciras C.V.	Netherlands
Ciras C.V. – Luxembourg Branch	Luxembourg
CJSC Sealed Air Kaustik	Russia
Cleanwise, Inc.	Delaware
CPI Packaging, Inc.	Delaware
Cryovac Australia Pty Limited	Australia
Cryovac Brasil Ltda.	Brazil
Cryovac Chile Holdings, LLC	Delaware
Cryovac Holdings II, LLC	Delaware†
Cryovac, Inc. †	Delaware
Cryovac International Holdings Inc.	Delaware
Cryovac Leasing Corporation	Delaware
Cryovac (Malaysia) Sdn. Bhd.	Malaysia
Cryovac Packaging Portugal Embalagens, Ltda	Portugal
Cryovac-Sealed Air de Costa Rica S.R.L.	Costa Rica
Cryovac Sweden AB	Sweden
Diversey Hungary Acting Off-shore Capital Management Limited Liability Company (officially abbrev: Diversey Hungary Ltd.)	Hungary
Diversey Austria Trading GmbH	Austria
Diversey Australia Pty. Ltd.	Australia
Diversey Belgium BVBA	Belgium
Diversey Brasil Indústria Quimica Ltda.	Brazil
Diversey B.V.	Netherlands
Diversey Canada, Inc.	Canada
Diversey Centroamerica S.A.	Guatemala
Diversey Česká republika s.r.o., clen koncernu Diversey	Czech Republic
Diversey Danmark ApS	Denmark

Diversey de Argentina S.A.	Argentina
Diversey de Paraguay S.R.L.	Paraguay
Diversey de Uruguay S.R.L.	Uruguay
Diversey Deutschland GmbH & Co., OHG	Germany
Diversey Deutschland Management GmbH	Germany
Diversey Dominicana, S.R.L.	Dominican Republic
Diversey d.o.o.	Slovenia
Diversey Eastern and Central Africa Limited	Kenya
Diversey Egypt Limited	Egypt
Diversey Egypt One, Limited	Egypt
Diversey Egypt Trading Company, S.A.E.	Egypt
Diversey Egypt Two, Limited	Egypt
Diversey España Production, S.L.	Spain
Diversey España Services, S.L.	Spain
Diversey España , S.L.	Spain
Diversey Europe B.V. Utrecht, Zweigniederlassung Muchwilen (Swiss Branch)	Switzerland
Diversey Europe B.V.	Netherlands
Diversey Europe Holdings B.V.	Netherlands
Diversey Europe Holdings C.V.	Netherlands
Diversey Europe Investments B.V.	Netherlands
Diversey Europe Operations B.V.	Netherlands
Diversey France Services S.A.S.	France
Diversey (France) S.A.S.	France
Diversey Germany Production OHG	Germany
Diversey Global Holdings C.V.	Netherlands
Diversey Gulf FZE	United Arab Emirates
Diversey Hellas Societe Anonyme Cleaning and Trading Systems (officially abbreviated Diversey Hellas S.A.)	Greece
Diversey Hellas Single Partner Limited Liability Company Technical Support Services for Cleaning and Hygiene Systems (officially abbreviated Diversey Hellas Single Partner Limited Liability Company)	Greece
Diversey Holdings II B.V.	Netherlands
Diversey Holdings Limited	United Kingdom
Diversey Holdings, LLC	Delaware
Diversey Hong Kong Limited	Hong Kong
Diversey Hong Kong RE Holdings Limited	Hong Kong

Diversey Manufacture and Trade Limited Liability Company (official abbreviated name Diversey Ltd.)	Hungary
Diversey Hungary Services Kft.	Hungary
Diversey Hygiene (Guangdong) Ltd.	China
Diversey Hygiene Sales Limited	Ireland
Diversey Hygiene (Taiwan) Ltd.	Taiwan
Diversey Hygiene (Thailand) Co., Ltd.	Thailand
Diversey, Inc.	Delaware
Diversey Industrial y Comercial de Chile Limitada	Chile
Diversey International Holdings LLC	Delaware
Diversey IP International B.V.	Netherlands
Diversey Israel Ltd.	Israel
Diversey Italy Production S.r.l.	Italy
Diversey Jamaica Limited	Jamaica
Diversey J Trustee Limited	United Kingdom
Diversey Kimya Sanayi ve Ticaret A.S.	Turkey
Diversey Korea Co., Ltd.	Korea
Diversey LLC	Russia
Diversey Limited	United Kingdom
Diversey (Malaysia) Sdn. Bhd.	Malaysia
Diversey Maroc S.A.	Morocco
Diversey Netherlands Production B.V.	Netherlands
Diversey New Zealand Limited	New Zealand
Diversey Perú S.A.C.	Peru
Diversey Philippines, Inc.	Philippines
Diversey Polska Sp. Z.o.o.	Poland
Diversey Portugal – Sistemas de Higiene e Limpeza, Unipessoal, Lda.	Portugal
Diversey (Private) Limited	Pakistan
Diversey Professional B.V.	Netherlands
Diversey Puerto Rico, Inc.	Delaware
Diversey Puerto Rico, Inc. (Branch)	Delaware
Diversey Romania S.R.L.	Romania
Diversey Switzerland Production GmbH	Switzerland
Diversey Switzerland Services GmbH	Switzerland
Diversey Shareholdings, Inc.	Delaware
Diversey Singapore Pte. Ltd.	Singapore
Diversey Slovakia, s.r.o.	Slovakia

Diversey South Africa (Pty.) Ltd.	South Africa
Diversey S.r.l.	Italy
Diversey Suomi Oy	Finland
Diversey Suomi Services Oy	Finland
Diversey Sverige AB	Sweden
Diversey Trading (Shanghai) Co., Ltd.	China
Diversey Trustee Limited	United Kingdom
Diversey UK Production Limited	United Kingdom
Diversey UK Services Limited	United Kingdom
Diversey Venezuela, S.A.	Venezuela
Diversey West Africa Limited	Nigeria
Drypac Pty. Ltd.	Australia
Dry Lube, Inc.	United Kingdom
Dry Lube Limited	United Kingdom
Entapack Pty. Ltd.	Australia
GEIE VES***	France
Getpacking.com, GmbH	Switzerland
Invertol S.de R.L. de C.V.	Mexico
JDI CEE Holdings, Inc.	Delaware
JDI Holdings, Inc.	Nevada
Johnson Diversey (Barbados) Holdings Ltd.	Barbados
Diversey Jamaica II Limited	Jamaica
JWP Investments, Inc.	Nevada
JWP Investments Offshore, Inc.	Cayman Islands
JWPR Corporation	Nevada
Kevothermal, LLC	Delaware
Kevothermal Limited	United Kingdom
Pack-Tiger GmbH	Switzerland
Packaging C.V.	Netherlands
ProAseptic Technologies S.L.	Spain
Producembal – Producao de Embalagens, Ltda.	Portugal
Professional Shareholdings, Inc.	Delaware
PT Diversey Indonesia	Indonesia
Reflectix, Inc.	Delaware
Saddle Brook Insurance Company	Vermont
Sealed Air Africa (Proprietary) Limited	South Africa
Sealed Air Americas Manufacturing S. de R. L. de C. V.	Mexico

Sealed Air Argentina S.A.	Argentina
Sealed Air Australia (Holdings) Pty. Limited	Australia
Sealed Air Australia Pty Ltd.	Australia
Sealed Air (Asia) Holdings B.V.	Netherlands
Sealed Air (Barbados) S.R.L.	Barbados
Sealed Air B.V.	Netherlands
Sealed Air Belgium N.V.	Belgium
Sealed Air Botswana (Pty.) Ltd.	Botswana, Africa
Sealed Air (Canada) Co./CIE	Canada
Sealed Air (Canada) Holdings B. V.	Netherlands
Sealed Air Central America, S.A.	Guatemala
Sealed Air (China) Co., Ltd.	Delaware
Sealed Air Colombia Ltda.	Colombia
Sealed Air Corporation (US)	Delaware
Sealed Air Denmark A/S	Denmark
Sealed Air de Mexico Operations, S. de R.L. de C.V.	Mexico
Sealed Air de Venezuela, S.A.	Venezuela
Sealed Air Embalagens Ltda.	Brazil
Sealed Air Europe Holdings LP	Delaware
Sealed Air Finance Ireland	Ireland
Sealed Air Finance B.V.	Netherlands
Sealed Air Finance Luxembourg S.a.r.l.	Luxembourg
Sealed Air Finance II, LLC (Sucursal Mexico)	Delaware
Sealed Air Funding Corporation	Delaware
Sealed Air GmbH	Germany
Sealed Air GmbH	Switzerland
Sealed Air Hellas S.A.	Greece
Sealed Air Holding France S.A.S.	France
Sealed Air Holdings (New Zealand) I, LLC	Delaware
Sealed Air Holdings (New Zealand) Pty. Ltd.	Australia
Sealed Air Holdings South Africa Proprietary Limited	South Africa
Sealed Air Hong Kong Limited	Hong Kong
Sealed Air Hong Kong Trading Limited	Hong Kong
Sealed Air Hungary Ltd.	Hungary
Sealed Air (India) Limited	Delaware
Sealed Air (India) Private Limited	India
Sealed Air (Ireland) Limited	Ireland

Sealed Air (Israel) Ltd.	Israel
Sealed Air Investment and Management Co., Ltd.	China
Sealed Air Japan G.K.	Japan
Sealed Air (Korea) Limited	Korea
Sealed Air (Latin America) Holdings II, LLC	Delaware
Sealed Air Limited	United Kingdom
Sealed Air LLC	Delaware
Sealed Air Luxembourg S.a.r.l.	Luxembourg
Sealed Air Luxembourg (I) S.a.r.l.	Luxembourg
Sealed Air Luxembourg (II) S.a.r.l.	Luxembourg
Sealed Air Luxembourg S.C.A., Luxembourg (L), Root (Finance Branch)	Switzerland
Sealed Air Luxembourg S.C.A. – US Finance Branch	Delaware
Sealed Air (Malaysia) Sdn. Bhd.	Malaysia
Sealed Air Management Holding Verwaltungs GmbH	Germany
Sealed Air Multiflex GmbH	Germany
Sealed Air Netherlands (Holdings) I B.V.	Netherlands
Sealed Air Netherlands (Holdings) II B.V.	Germany
Sealed Air Netherlands (Holdings) II B.V. – Deutsche Zweigniederlassung	Germany
Sealed Air Netherlands (Holdings) III B.V.	Netherlands
Sealed Air Netherlands Holdings IV Coöperatief U.A.	Netherlands
Sealed Air Netherlands Holdings V B.V.	Netherlands
Sealed Air Nevada Holdings Limited	Neveda
Sealed Air (New Zealand)	New Zealand
Sealed Air Norge AS	Norway
Sealed Air OY	Finland
Sealed Air (China) Co., Ltd.	China
Sealed Air Packaging LLC	Delaware
Sealed Air Packaging (Shanghai) Co., Limited	China
Sealed Air Packaging S.L.U.	Spain
Sealed Air Paketleme Ticaret Limited Sirketi	Turkey
Sealed Air (Philippines) Inc.	Philippines
Sealed Air Polska Sp. Zo.o.	Poland
Sealed Air S.A.S.	France
Sealed Air (Singapore) Pte. Ltd.	Singapore
Sealed Air Saudi Arabia Limited	Saudi Arabia
Sealed Air Solutions Holdings, Inc.	Delaware

Sealed Air S.r.l.	Italy
Sealed Air s.r.o.	Czech Republic
Sealed Air Svenska AB	Sweden
Sealed Air Taiwan Limited	Taiwan
Sealed Air (Thailand) Limited	Thailand
Sealed Air (Ukraine) Limited	Ukraine
Sealed Air Uruguay S.A.	Uruguay
Sealed Air US Holdings, LLC	Delaware
Sealed Air Venezuela Corporation	Delaware
Sealed Air Verpackungen GmbH	Germany
Shanklin Corporation	Delaware
Soinpar Industrial Ltda.	Brazil
Solution EPH, SAS***	France
SumaChem General Trading Ltd.	Yemen
SumaChem LLC***	UAE
TART s.r.o.***	Czech Republic
TempTrip LLC	Delaware
Teneo SAS	France
Teninvest SAS	France
TLNIO, LLC	Delaware
The Butcher Company	Delaware
Virox Holdings International, Inc.***	Canada
Virox Holdings, Inc.***	Canada
Wyandotte Chemicals Jamaica Limited	Jamaica
Zhongshan Fu Rong Enterprise Development Ltd.‡	China

*	The Company directly or indirectly owns 50% of the outstanding shares or interests.

**	The Company directly or indirectly owns a majority of the outstanding shares or interests.

***	The Company directly or indirectly owns less than 50% of the outstanding shares or interests.

†	Cryovac does business in certain states under the name “Sealed Air Shrink Packaging Division.”

‡	The Company directly or indirectly owns a non-equity, third-party interest.

Certain subsidiaries are omitted from the above table. Such subsidiaries, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.